Exhibit 5.1

LINN  LAW  A  PROFESSIONAL  CORPORATION  Exhibit  5.1  1478  Stone  Point  Dr.,  Ste.  400   Roseville,  CA  95661   www.barnettandlinn.com   ROGER  D.  LINN ITLE1.110NE:  916-782.4404 Atirtmey/Prisseital FACSIMILE:  916-788-2850 Natural  Health  Farm  Holdings  Inc. May  31,  2018 rlinn@linnlawcorp.com 1980  Festival  Plaza  Drive,  Suite  530 Las  Vegas,  Nevada,  CA  89135  Re:  Securities  Being  Registered  under  Registration  Statement  on  Form  S-8 Ladies  and  Gentlemen:  You  have  requested  us  to  opine  upon  the  legality  of  an  aggregate  of  450,000  shares  (the  "Shares")  of  common  stock, $0.001  par  value  per  share,  of  Natural  Health  Farm  Holdings  Inc.,  a  Nevada  corporation  (the  "Company"),  that  may be  issued  pursuant  to  the  Company's  2018  Non-Qualified  Stock  Option  Plan  (  the  "Plan")  and  being  registered  with your  filing  of  a  Registration  Statement  on  Form  S-8  (the  "Registration  Statement")  pursuant  to  the  Securities  Act  of 1933,  as  amended  (the  "Securities  Act").   We  have  reviewed  such  documents  and  made  such  examination  of  law  as  we  have  deemed  appropriate  to  give  the opinions  set  forth  below.  We  have  relied,  without  independent  verification,  on  certificates  of  public  officials  and,  as to  matters  of  fact  material  to  the  opinion  set  forth  below,  on  certificates  of  officers  of  the  Company.  For  purposes  of the  opinion  set  forth  below,  we  have  assumed  that  a  sufficient  number  of  authorized  but  unissued  shares  of  the  Company's  common  stock  will  be  available  for  issuance  when  the  Shares  are  issued.   Based  on  the  foregoing,  we  are  of  the  opinion  that  the  Shares  have  been  duly  authorized  and,  upon  issuance  and delivery  against  payment  therefore  in  accordance  with  the  terms  of  the  Plan,  will  be  validly  issued,  fully  paid  and nonassessable.   We  are  qualified  to  practice  law  in  the  State  of  California  and  do  not  purport  to  be  experts  on  any  law  other  than  the laws  of  the  State  of  California,  the  Nevada  Revised  Statutes  and  the  Federal  law  of  the  United  States.  We  are  not. admitted  or  qualified  to  practice  in  the  State  of  Nevada;  however,  we  are  generally  familiar  with  the  Nevada  Revised Statutes  as  currently  in  effect  and  have  made  such  inquiries  as  we  deem  necessary  to  render  the  opinions  contemplated  herein.  We  express  no  opinion  regarding  the  Securities  Act,  or  any  other  federal  or  state  securities  laws  or  regulations.   The  opinion  is  being  furnished  in  accordance  with  the  requirements  of  Item  601(b)(5)  of  Regulation  S-K  under  the Securities  Act,  and  no  opinion  is  expressed  herein  as  to  any  matter  pertaining  to  the  contents  of  the  Registration Statement  or  the  prospectus  which  forms  a  part  thereof,  other  than  as  to  the  due  authorization  and  validity  of  the Shares.  In  addition,  we  acknowledge  and  understand  that  this  opinion  letter  may  also  be  relied  upon  by  Quicksilver Stock  Transfer.  This  opinion  letter  is  limited  to  the  specific  legal  matters  expressly  set  forth  herein  and  is  limited  to present  statutes,  regulations  and  administrative  and  judicial  interpretations.  We  assume  no  obligation  to  revise  or  supplement  this  opinion  in  the  event  of  future  changes  in  such  laws  or  regulations.   We  hereby  consent  to  the  inclusion  of  this  opinion  as  Exhibit  5.1  to  the  Registration  Statement.  In  giving  our  consent,  we  do  not  admit  that  we  are  in  the  category  of  persons  whose  consent  is  required  under  Section  7  of  the Securities  Act  or  the  rules  and  regulations  thereunder.   Very  truly  yours,   —  Whtrr  Law  d  Busines:  Alter  - /s/  LinnLaw  Professional  Corporation   LINNLAW  PROFESSIONAL  CORPORATION